Exhibit 10.1

SPONSOR DIRECTOR NOMINATION AGREEMENT

THIS SPONSOR DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of August 10, 2020, by and among Oak Street Health, Inc., a Delaware corporation (the “Company”), General Atlantic (OSH) Interholdco, L.P., a Delaware limited partnership (together with its affiliated investment entities, “General Atlantic”) and Newlight Harbour Point SPV LLC, a Delaware limited liability company (together with its affiliated investment entities, “Newlight” and together with General Atlantic, the “Lead Sponsors”). This Agreement shall become effective (the “Effective Date”) upon the closing of the Company’s initial public offering (the “IPO”) of shares of its common stock, par value $0.001 per share (the “Common Stock”).

WHEREAS, as of the date hereof, the Lead Sponsors collectively own a majority of the outstanding equity interests of Oak Street Health, LLC;

WHEREAS, the Lead Sponsors are contemplating causing the Company to effect the IPO;

WHEREAS, the Lead Sponsors currently have the authority to appoint certain members of the board of managers of the Company’s subsidiary, Oak Street Health, LLC;

WHEREAS, in consideration of the Lead Sponsors agreeing to undertake the IPO, the Company has agreed to permit the Lead Sponsors to designate persons for nomination for election to the board of directors of the Company (the “Board”) following the Effective Date on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1.	Board Nomination Rights.

From the Effective Date, (A) each Lead Sponsor shall have the right, but not the obligation, to nominate to the Board a number of designees equal to at least: (i) three (3) Directors (as defined below), so long as such Lead Sponsor Beneficially Owns shares of Common Stock representing at least 20% of the Common Stock then outstanding, (ii) two (2) Directors, in the event that such Lead Sponsor Beneficially Owns shares of Common Stock representing at least 10% but less than 20% of the shares of Common Stock then outstanding, and (iii) one (1) Director, in the event that such Lead Sponsor Beneficially Owns shares of Common Stock representing at least 5% but less than 10% of the shares of Common Stock then outstanding(such persons, the “Nominees”).

(a)    From the Effective Date, so long as General Atlantic has the right to nominate at least a Director under this Section 1(a) and any such Nominee is serving on the Board, General Atlantic may designate one (1) such Director as the tie-breaking (the “Tie-Breaking Director”) who shall have the tie-breaking vote if the Board of Directors is deadlocked on any matter requiring the approval of the Board of Directors pursuant to Article Five, Section 2 of the Company’s Amended and Restated Certificate of Incorporation.

(b)    In the event that any Lead Sponsor has nominated less than the total number of designees that such Lead Sponsor shall be entitled to nominate pursuant to Section 1(a), such Lead Sponsor shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company and the Directors shall take all necessary corporation action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable such Lead Sponsor to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (y) to designate such additional individuals nominated by such Lead Sponsor to fill such newly created vacancies or to fill any other existing vacancies.

(c)    The Company shall pay all reasonable out-of-pocket expenses incurred by any Nominee in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board.

(d)    “Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company. “Affiliate” of any person shall mean any other person controlled by, controlling or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

(e)    “Director” means any member of the Board.

(f)    No reduction in the number of shares of Common Stock that each Lead Sponsor or Beneficially Owns shall shorten the term of any incumbent director. At the Effective Date, the Board shall be comprised of eleven members and the initial Nominees shall be Mike Pykosz, Griffin Myers, Geoff Price, Carl Daley, Cheryl Dorsey, Mohit Kaushal, Kim Keck, Julie Klapstein, Paul Kusserow, Robbert Vorhoff and Srdjan Vukovic.

(g)    In the event that any Nominee shall cease to serve for any reason, the Lead Sponsor that nominated such Nominee shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of each Lead Sponsor’s Beneficial Ownership of Common Stock at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the director whom such designee replaces.

(h)    If a Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, the applicable Lead Sponsor shall be entitled to designate promptly another nominee and the director position for which the original Nominee was nominated shall not be filled pending such designation.

(i)    So long as a Lead Sponsor has the right to nominate at least one Nominee under Section 1or any such Nominee is serving on the Board, the Company shall maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Lead Sponsors , and the Company’s Amended and Restated Certificate of Incorporation and Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(j)    At any time that a Lead Sponsor shall have any nomination rights under this Section 1, the Company shall not increase or decrease the number of Directors serving on the Board without the prior written consent of the Lead Sponsors having such rights; provided that the Company may increase the number of Directors serving on the Board to twelve Directors for purpose of adding a Newlight Nominee to the Board pursuant to this Section 1 without the consent of the Lead Sponsors.

(k)    At such time as the Company ceases to be a “controlled company” and is required by applicable law or the New York Stock Exchange (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), the Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors”; provided that at any time that a Lead Sponsor shall have any nomination rights under this Section 1, (i) each such Lead Sponsor shall be entitled to nominate at least one (1) Nominee who does not qualify as an “independent director” and (ii) the number of “independent directors” required to be nominated by any Lead Sponsor pursuant to this provision shall not be greater than the number of Nominees required to be “independent directors” pursuant to this provision to be nominated by any other Lead Sponsor with the right to nominate the same number of, or more, Nominees as such Lead Sponsor.

(l)    At any time that a Lead Sponsor shall have any nomination rights under Section 1, the Company shall not take any action, including making or recommending any amendment to Company’s Amended and Restated Certificate of Incorporation or Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) that could reasonably be expected to adversely affect a Lead Sponsor’s rights under this Agreement, in each case without the prior written consent of the adversely affected Lead Sponsor.

(m)    Each Lead Sponsor hereby agrees to be present in person or by proxy and vote or cause to be voted all Common Stock Beneficially Owned by such Lead Sponsor at each annual or special meeting of the Company at which Directors of the Company are to be elected, in favor of, or to take all actions by written consent in lieu of any such meeting as are necessary, or other necessary action, to cause the election of the Nominees described in Section 1(a) in accordance with, and otherwise to achieve the composition of the Board of Directors and effect the intent of, the provisions of this Section 1.

(n)    The Company recognizes that Nominees (i) will from time to time receive non-public information concerning the Company, and (ii) may share such information with other individuals associated with the Lead Sponsor that designated such Nominee. The Company hereby irrevocably consents to such sharing. Each Lead Sponsor agrees that it will keep confidential and not disclose or divulge to any third party any confidential information regarding the Company it receives from the Company or a Nominee, unless such information (x) is known or becomes known to the public in general, (y) is or has been independently developed or conceived by such Lead Sponsor without use of the Company’s confidential information or (z) is or has been made known or disclosed to such Lead Sponsor by a third party without a breach of any obligation of confidentiality such third party may have; provided, however, that a Lead Sponsor may disclose confidential information (I) to its Affiliates (other than portfolio companies), (II) to each of its and its Affiliate’s (other than portfolio companies) attorneys, accountants, consultants, advisors and other professionals to the extent necessary to obtain their services in connection with evaluating the information, or (III) as may be required by law or legal, judicial or regulatory process or requested by any regulatory or self-regulatory authority or examiner, provided that such Lead Sponsor takes reasonable steps to minimize the extent of any required disclosure described in this clause (III).

2.    Company Obligations. The Company agrees that prior to the date that each Lead Sponsor and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, (i) each Nominee is included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of directors; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. Each Lead Sponsor will promptly report to the Company after such Lead Sponsor ceases to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, such that Company is informed of when this obligation terminates. The calculation of the number of Nominees that each Lead Sponsor is entitled to nominate to the Board’s Slate for any election of directors shall be based on the percentage of the total voting power of the then outstanding Common Stock then Beneficially Owned by each Lead Sponsor (“Lead Sponsor Voting Control”) immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless a Lead Sponsor notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement relating to an election of directors, the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of any Lead Sponsor for the Board to include such Nominees on the Board’s Slate; provided, that, in the event a Lead Sponsor is no longer entitled to nominate the full number of Nominees then serving on the Board, such Lead Sponsor shall provide advance written notice to the Company, of which currently servicing Nominee(s) shall be excluded from the Board Slate, and of any other changes to the list of Nominees. If a Lead Sponsor fails to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), a majority of the independent directors then serving on the Board shall determine which of the Nominees of such Lead Sponsor then serving on the Board will be included in the Board’s Slate. Furthermore, the Company agrees for so long as the Company qualifies as a “controlled company”

under the rules of the Exchange the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and the Lead Sponsors acknowledge and agree that, as of the Effective Date, the Company is a “controlled company.” The Company agrees to provide written notice of the preparation of a Director Election Proxy Statement to the Lead Sponsors at least 20 business days, but no more than 40 business days, prior to the earlier of the mailing and the filing date of any Director Election Proxy Statement.

3.    Committees. From and after the Effective Date hereof until such time as each Lead Sponsor and its Affiliates cease to Beneficially Own Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, each Lead Sponsor shall have the right to designate one member of each committee of the Board, provided that any such designee shall be a director and shall be eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies,” and any applicable phase-in periods). Any additional members shall be determined by the Board. Nominees designated to serve on a Board committee shall have the right to remain on such committee until the next election of directors, regardless of the level of Lead Sponsor Voting Control following such designation. Unless a Lead Sponsor notifies the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent the applicable Lead Sponsor has the requisite Lead Sponsor Voting Control for such Lead Sponsor to nominate a Board committee member at the time the Board takes action to change the composition of any such Board committee, any Nominee currently designated by the applicable Lead Sponsor to serve on a committee shall be presumed to be re-designated for such committee.

4.    Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and each Lead Sponsor having at least 5% of the total voting power of the then outstanding Common Stock, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The Lead Sponsors shall not be obligated to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement for any election of directors but the failure to do so shall not constitute a waiver of its rights hereunder with respect to future elections; provided, however, that in the event a Lead Sponsor fails to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Nominating and Corporate Governance Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and such Lead Sponsor shall be deemed to have waived its rights hereunder with respect to such election; provided, further, however, that any such waiver shall only be effective if the Company has provided written notice to such Lead Sponsor of such Director Election Proxy Statement no less than 20 business days, and no more than 40 business days, prior to the earlier of the mailing or filing date of such Director Election Proxy Statement. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.    Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of each Lead Sponsor that Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock. Except as otherwise expressly provided in Section 6, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

6.    Assignment. Upon written notice to the Company, each Lead Sponsor may assign to any Affiliate (other than a portfolio company) all of its rights hereunder and, following such assignment, such assignee shall be deemed to be a “Lead Sponsor” for all purposes hereunder.

7.    Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

8.    Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

9.    Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 16, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

10.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

11.    Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the parties with respect to the subject matter hereof.

12.    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

13.    Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.    Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

15.    Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

16.    Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

Oak Street Health, Inc..

30 W. Monroe Street

Suite 1200

Chicago, Illinois 60603

Attention: Chief Legal Officer

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention:	Robert M. Hayward, P.C.
Robert E. Goedert, P.C.

Facsimile: (312) 862-2200

If to any member of General Atlantic or any of its Nominees:

c/o General Atlantic Service Company, L.P.

55 East 52nd Street, 33rd Floor

New York, NY 10055

Attention: Gordon Cruess

Email: gcruess@generalatlantic.com

If to any member of Newlight or any of its Nominees:

c/o Newlight Partners LP

320 Park Avenue, 25th Floor

New York, NY 10022

Attention: David Taylor

Email: david.taylor@newlightpartners.com

With a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Matthew Abbott

Email: mabbott@paulweiss.com

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 16 during regular business hours.

17.    Enforcement. Each of the parties hereto covenants and agrees that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

OAK STREET HEALTH, INC.

By:	/s/ Mike Pykosz
Name:	Mike Pykosz
Title:	Chief Executive Officer

GENERAL ATLANTIC (OSH) INTERHOLDCO, L.P.

By:	General Atlantic (SPV) GP, LLC,
its General Partner

By:	General Atlantic LLC,
its Sole Member

By:	/s/ J. Frank Brown
Name:	J. Frank Brown
Title:	Managing Director

NEWLIGHT HARBOUR POINT SPV LLC

By:	/s/ Srdjan Vukovic
Name:	Srdjan Vukovic
Title:	Managing Director